UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2007

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 3, 2007, Pope & Talbot, Inc. (the “Company”) and its wholly-owned Canadian subsidiary, Pope & Talbot Ltd., entered into a Forbearance Agreement (the “Agreement”) dated as of July 31, 2007 with Ableco Finance LLC, Wells Fargo Financial Corporation Canada and the other lenders under the Company’s senior secured credit agreement.

As stated in the Recitals to the Agreement, the Company is in default of the covenant in its senior secured credit agreement that required the Company to generate EBITDA, as defined therein, of at least $30 million for the four-quarter period ended June 30, 2007 (the “Specified Default”). The Company expected to be out of compliance with this covenant and disclosed that expectation in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

Under the Agreement, the senior lenders have agreed that, until September 17, 2007 or the earlier occurrence of another default, they will forbear from exercising any rights or remedies they may have under the credit agreement arising from the Specified Default, and will permit the Company to continue to borrow under the revolving credit facility subject to all other terms and conditions of the credit agreement. Other significant provisions of the Agreement include:

•	a decrease in total availability under the revolving credit facility from $75 million to $67 million, including a $50 million limit on cash borrowings and a $17 million limit on letters of credit;

•	the application of the two percent (2%) default interest rate to all borrowings under the credit agreement effective as of July 1, 2007;

•	a forbearance fee of approximately $925,000 payable by the Company with interest at the time all other obligations under the credit agreement are paid in full;

•

implementation of a mechanism, similar to that which exists in other corporate asset-based loans, through which cash in the Company’s deposit accounts will be used to repay borrowings under the revolving credit facility on a daily basis and correspondingly increase availability under the facility;

•	covenants requiring efforts to solicit offers to purchase all or substantially all of the Company’s assets or equity interests;

•	payment by the Company of fees and expenses of a financial advisor retained by the lenders in connection with a potential restructuring of the Company or the senior secured credit facility; and

•	additional reporting requirements relating to cash receipts and disbursements, liquidity and business plans.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

4.1	Forbearance Agreement dated as of July 31, 2007 between Pope & Talbot, Inc., Pope & Talbot Ltd., Ableco Finance LLC, Wells Fargo Financial Corporation Canada and the other lenders.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on August 6, 2007.

POPE & TALBOT, INC.
Registrant

By	/s/ R. Neil Stuart
Name:	R. Neil Stuart
Title:	Vice President and Chief Financial Officer

3